Lease

1.     PARTIES:

                This Lease, dated as of this 4th day of Aug. 1989 is made by and between:

                460 Plainfield Avenue Associates, L.P., with offices at c/o Cityscapes Development Corp., 400 Plaza Drive, Secaucus, New Jersey 07096 (hereinafter sometimes referred to as "Lessor" or "Landlord")

AND

                Private Formulations, Inc., having a principal place of business located at 460 Plainfield Avenue, Edison, New Jersey 08818 (hereinafter sometimes referred to as "Lessee" or "Tenant")

2.     PREMISES:

           2.1 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the entire 220,000 square feet of an office/warehouse manufacturing building ("Improvement") located at 460 Plainfield Avenue, Township of Edison, County of Middlesex and State of New Jersey, as set forth in Exhibit "A" attached hereto and made a part hereof. For purposes of this Lease, "Property" or "Premises", "Entire Premises" or "Demised Premises" shall mean the complete Improvement together with the underlying real estate.

          2.2 At the commencement of the term of the Lease, Landlord shall own the fee title to the Demised Premises, subject to restrictions of record, if any, zoning regulations affecting such Premises and any state of facts shown on an accurate survey or as a visual inspection of the Premises would disclose.

3.     CERTIFICATE OF OCCUPANCY:

          3.1 Prior to the Commencement Date of this Lease, the Lessee shall obtain from the municipality a Permanent Certificate of Occupancy (if required by the municipality). Lessee covenants and represents that it shall promptly supply any and all necessary information required by the municipality in order to effect the prompt issuance of said Certificate of Occupancy to the end that issuance will not be deferred or delayed. Lessee represents its use shall satisfy any applicable zoning requirements.

4.     TERM:

          4.1 The term ("Term") of this Lease shall be for fifteen (15) years commencing on August 4, 1989 (the "Commencement Date") and ending on the last day of the month fifteen (15) years after the Commencement Date, except as such Term may be extended pursuant to 4.2 below unless sooner terminated pursuant to any provision hereof.

          4.2 At the expiration of the Term specified in 4.1, Lessee shall be entitled to two (2) successive options to renew the Term hereof for an additional period of five (5) years each, provided that: (a) an Event of Default shall not have occurred as of the date of exercise of the applicable option to renew and through the commencement of the applicable period of renewal of the Term, and (b) Lessee shall exercise each option to renew by written notice to Lessor not later than twelve (12) months prior to the expiration date of the then existing Term. Failure of Lessee to satisfy (a) and (b) above shall be deemed a waiver of the foregoing options to renew.

5.     RENT:

          5.1 BASE RENT: (a) Commencing on the Commencement Date and for the first thirty (30) months of the Term, Lessee shall pay to Lessor as rent for the Premises for the first thirty (30) months of the term hereof, the sum of One Million Two Hundred and Eighty-Four Thousand ($1,284,000.00) Dollars per year for the occupancy, hereinafter referred to as "Base Rent". That sum shall be payable in equal monthly installments of One Hundred and Seven Thousand ($107,000.00) Dollars each.

                (b) (i) Commencing on the first day of the thirty-first (31st) month of the Term and on each thirtieth (30th) month anniversary thereafter (i.e. the first day of the 31st month, 61st month, 91st month, 121st month, and 151st month) (each a "Change Date" and collectively the "Change Dates"), Base Rent shall be the Base Rent for the previous thirty (30) months, as increased by the full cost of living increase calculated as of each of the respective Change Dates, but in no event less than the Base Rent for the immediately preceeding thirty (30) months.

                     (ii) The full cost of living increase shall be determined as follows:

                     On each of the respective Change Dates there shall be compared the All Items Index figures for the New York-Northeastern New Jersey average of the Consumers Price Index For All Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor (in this paragraph hereinafter referred to as the "Index") for the first month of the first year of the Term of this Lease with the applicable Change Date. If there is an increase in the Index for the applicable Change Date compared to the applicable Index for the first month of the first year of this Lease, said increase in Index figures shall be used to determine the applicable percentage of increase which shall be the basis for determining the Base Rent for the next thirty (30) months. For example:

If the Index at the inception of the Lease is 325 and the Index on the Change Date is 425, the Base Rent shall be determined as follows: 425 divided by 325 times the Base Rent of $1,284,000 equals Base Rent during the 31st - 60th months of $1,679,077. If the Index on the 2nd Change Date is 450, the Base Rent during the 61st - 90th months shall be determined as follows: 450 divided by 325 times $1,284,000 equals Base Rent during the 61st - 90th months of $1,777,846.

In the event that the price Index is not available, a successor or substitute index shall be used for the computations herein set forth. In the event that the price Index, or such successor or substitute index is not published, a reliable governmental or other non-partisan publication chosen by Lessor, in its reasonable judgment, shall be used.

           (c) (i) Following the exercise of each of the renewal periods duly exercised pursuant to 4.2 above, the parties shall determine the "Fair Rental Value" of the Premises. "Fair Rental Value" shall be determined as follows: No later than eleven (11) months prior to the commencement date of the applicable period of renewal of the Term, the Lessor and Lessee shall each appoint an appraiser with an MAI designation to determine Fair Rental Value of the Premises. Within thirty (30) days, each appraiser shall submit its appraisal. If the difference in the two appraisals shall not exceed ten (10%) percent of the Base Rent for the existing year of the Term then the parties shall split the difference between the appraisals; and such amount shall be the Fair Rental Value. If the difference between the two appraisals shall exceed ten (10%) percent of the Base Rent for the existing year of the Term, then the two appraisers shall, within ten (10) days, appoint a third appraiser to perform a third appraisal, to be performed within fifteen (15) days thereafter. In the event that the third appraisal is neither (i) more than one hundred and ten (110%) percent of the higher of the two previous appraisals, nor (ii) less than ninety (90%) percent of the lower of the two (2) previous appraisals, then in such event the third appraisal shall become the Fair Rental Value. In the event that the third appraisal shall exceed one hundred and ten (110%) percent of the higher of the two previous appraisals, then in such event the Fair Rental Value shall be one hundred and ten (110%) percent of the higher of the two appraisals. In the event that the third appraisal shall be less than ninety (90%) percent of the lower of the two previous appraisals, then in such event the Fair Rental Value shall be ninety (90%) percent of the lower of the two (2) previous appraisals. In the event party shall fail to appoint an appraiser, or in the event that either appraiser shall fail to timely submit its approval within the time limits provided herein, then the other party's appraiser's determination shall be determinative.

                     (ii) Commencing on the first day of each of the renewal periods and for the first thirty (30) months of such renewal period, Base Rent shall be the greater of (1) Base Rent for the previous thirty (30) months, as increased by the full cost of living increase (determined as provided in (b) above, and such date shall be a "Change Date" as provided in (b) above) calculated as of such Change Date, but in no event less than the Base Rent for the immediately preceeding thirty (30) months, or (2) the Fair Rental Value of the Premises as determined pursuant to (c)(i) above.

                     (iii) Commencing on the first day of the thirty-first (31st) month of each of such renewal periods (each also a "Change Date"), and for the balance of such renewal period, Base Rent shall be the Base Rent for the previous thirty (30) months, as increased by the full cost of living increase calculated as of each such Change Date, (determined as provided in (b) above) but in no event less than the Base Rent for the immediately preceeding thirty (30) months.

          5.2 Lessee shall pay Lessor the "Base Rent" in equal monthly payments, in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address for notices to Lessor as set forth in Article 25 hereinbelow or to such other persons or at such places as Lessor may designate in writing.

          5.3 This Lease shall be deemed and constructed to be a "Net Net Net Lease". It is the purpose and the intent of Lessor and Lessee that the net rent shall be absolutely net to Lessor so that this Lease shall yield net to Lessor the "Base Rent" specified herein in each year during the term of this Lease, and that, except as otherwise provided, all costs, expense and obligations of every kind and nature whatsoever relating to the Premises, including the taxes, which may arise or become due during or in respect of the term of this Lease, shall be paid by Lessee provided further, that nothing herein shall be construed to require Lessee to pay the principal of or interest on any indebtedness secured by any fee mortgage. Nothing in this Lease contained shall require the Lessee to pay any sums due or to become due on account of any real estate mortgage or real estate mortgages on the Demised Premises; any franchise, estate, inheritance, succession, capital levy, or any other tax assessments, charge or levy based on or measured by the income or capital stock of the Lessor, if any. If during the term of this Lease, the law of New Jersey is changed so that all or any part of the tax attributable to real estate shall be changed from a tax on land to another form of tax imposed upon the owner of land and buildings, then Lessee shall nevertheless pay such tax to the proportionate extent that it is or may be attributable to the Demised Premises. Timely rental payments shall be of the essence.

          5.4 The Base Rent shall be paid to Lessor without notice, without demand, and except as may otherwise be required in this Lease, without abatement, deduction or set-off.

          5.5 Lessee shall also pay without notice (except as may be required in this Lease) and without abatement, deduction or set-off, as Additional Rent, all sums, impositions, costs, expenses and other payments which Lessee in any other provision of this Lease assumes or agrees to pay.

           5.6 ADDITIONAL RENT:

           (A) All taxes, assessments, impositions, charges, allocations, costs, and expenses which Lessee assumes and agrees to pay under any provision of this Lease, together will all interest and penalties that may accrue thereon in the event of Lessee's failure to pay the same as herein provided, all other damages, costs and expenses which Lessor may suffer or incur, and any and all other sums which may become due by reason of any default of Lessee or failure on Lessee's part to comply with the agreements, terms, covenants and conditions of this Lease on Lessee's part to be performed, and each or any of them, shall be deemed to be Additional Rent, and in the event of non-payment, Lessor shall have all the rights and remedies provided herein or by law in the case of non-payment of Base Rent.

6.     SECURITYY DEPOSIT: (INTENTIONALLY OMITTED)

7.     USE:

          7.1 Lessee agrees that the Demised Premises shall only be used for office/warehouse/manufacturing purposes as hereinafter provided, and covenants not to change the use without the written consent of Lessor. Lessee further covenants that the use shall conform to the applicable zoning ordinances, rules and regulations of the municipality and any other governmental agencies, boards or bureaus having jurisdiction thereof. Lessee shall use the Demised Premises as aforesaid, and Lessee shall have no right to use and continuously occupy the Premises for any other purposes. Lessee represents and warrants that it has reviewed the Standard Industrial Classification Manual prepared by the Office of Management and Budget of the U.S. and that the S.I.C. number 2834 is the accurate S.I.C. number for the operations conducted at the Premises. A change of S.I.C. number shall be deemed a change in use of the Premises.

          7.2 Lessee represents and warrants that the business operations which it shall conduct at the Premises do constitute the operation of an industrial establishment as defined in the Environmental Cleanup and Responsibility Act (hereinafter "ECRA"), and that Lessee will comply with all ECRA requirements during operations at the Premises and at the time of closing, terminating or transferring the Premises and/or the operations. However, notwithstanding anything in this Lease to the contrary, in the event that the sole triggering event shall be the sale of the Premises by Landlord, or a change of ownership or control of Landlord, Landlord shall reimburse Tenant solely for the costs of preparing the ECRA initial notice and filing fees for the ECRA initial notice, and administrative costs (excluding attorneys fees) not related to sampling, testing and/or cleanup of the Premises.

          7.3 Lessee represents and warrants that no use to be undertaken shall, in addition to the additional warranties and restrictions contained herein, violate any rules, regulations or statute of the Occupation Safety and Health Administration (OSHA) or any other similar enactment. Subject to any other applicable provision of this Lease, Lessee shall comply with the provision in OSHA or other similar enactment.

          7.4 (a) In regard to use and occupancy of the Premises, Lessee will not (i) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto, or elsewhere on the exterior of the Premises so as to obstruct any driveway, footwalk, parking area; or (ii) use or permit the use of any portion of the Premises for any unlawful purpose, or in a manner which will violate any present or future laws or regulations of any governmental authority; or (iii) place a load upon any floor which exceeds the floor load which the floor was designed to carry or allowed by law; or (iv) stack merchandise or materials against the walls, so as to create a load or weight factor upon the walls, or to tie in, Tenant's racking systems with such walls, nor the hanging of equipment from (or otherwise loading) the roof or structural members of the building without the express written consent of the Landlord; or (v) permit the use or occupancy of the Demised Premises in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, at regular rates, or which will cause or be likely to cause structural damage to the Premises or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the value thereof. Without the prior express written consent of Landlord, at no time during this Lease may Tenant generate, manufacture, refine, transport, treat, store, handle or dispose in or upon the Premises, hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection pursuant to the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et. seq. ("ECRA") or, by the Federal Environmental Protection Agency pursuant to Section 311 of the "Federal Water Pollution Act, Amendments of 1972" (33 U.S.C. Section 1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to Section 307 of that Act (33 U.S.C. Section 1317). Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the Certificate of Occupancy.

                (b) Tenant covenants not to discharge any "Hazardous Substances" or "Wastes" (as said terms are defined in ECRA and/or the New Jersey Spill Compensation and Control Act) upon the Premises or any adjacent lands. In the event of any such discharge, Tenant shall immediately notify Landlord, and shall, at Tenant's sole cost and expense, immediately take any and all actions required by law.

                (c) Tenant agrees to conduct any and all environmental testing and sampling required by ECRA not more than six (6) months (unless earlier testing and/or sampling is required by applicable law, rule or regulation), or less than two (2) months, before the earlier of (i) the anticipated termination date of this Lease; or (ii) transfer of title or ownership of the Premises; or (iii) the date on which Tenant intends to "close, terminate or transfer operations" at the Premises (as those terms are defined in ECRA). Tenant shall notify Landlord at least seven (7) days in advance of any such testing or sampling and permit Landlord or its representatives to observe all testing and sampling activities. Tenant shall provide to the Landlord, within seven (7) days from Landlord's request, the following:

                (1) the name, address and telephone number and primary contract name of Tenant's environmental testing or sampling consultants or contractors; and

                (2) written authorization to such consultant or contractor to communicate freely with Landlord or its environmental consultants and to provide to Landlord or its environmental consultants, copies of all written materials relating to the Premises.

                (d) Tenant agrees to remove and clean up any Hazardous Substances or Wastes prior to cessation of operations or termination of this Lease. In the event that the clean-up is not completed prior to the termination date of this Lease, Tenant shall be subject to the provisions of Article 27.10, and all the obligations of Tenant under the Lease shall continue until such completion, including, but not limited to the Tenant's obligation to pay rent.

                (e) Landlord shall have the right to inspect the Premises and surroundings lands and waters and to conduct environmental surveys and testing of any nature whatsoever (collectively "Inspection"), at any time. Landlord's right to conduct Inspection shall include, without limitation, a right of access to all portions of the Premises for testing and a right to inspect all of Tenant's raw materials, processes, work in process, finished products, machinery, waste disposal procedures, waste disposal equipment and waste materials, and the right to remove samples of any of the foregoing for analysis. Landlord shall pay the cost of such Inspection unless any one or more of the following conditions are applicable, in which event the entire cost and expense of the Inspection shall be borne by the Tenant:

                (1) the Inspection occurs within six (6) months prior to, or within a reasonable time after, (i) the termination date of the Lease or the closure, termination or transfer of the Premises and/or operations at the Premises, and Tenant has failed to provide such testing as required in subsection (c) above; (ii) the assignment or sublease of all or a portion of the Premises by Tenant; or (iii) the termination of any such assignment or sublease; or

                (2) the Inspection is required by any local, state or federal governmental authority, agency or department having jurisdiction ("Environmental Regulator"); or

                (3) the Inspection reveals any unlawful environmental contamination of or discharge on the Premises;or

                (4) the Inspection is the result of or in response to any discharge, spill or contamination of the Premises, or any clean-up of any of the foregoing.

                As used herein, the costs and expenses of the Inspection includes all costs directly or indirectly related to such Inspection, or as may be required by any Environmental Regulator in the formulation of a clean-up plan or otherwise.

                (f) Landlord shall have the right of injunctive relief to enforce any and all of Tenant's obligations under this Section.

                (g) Landlord shall have the right to remedy, at Tenant's sole cost and expense, which shall be due from Tenant upon demand as Additional Rent, any environmental contamination revealed by any Inspection or clean-up required by any Environmental Regulator.

                (h) All rights and remedies of the Landlord under this Section are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this Section and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

          7.5 Lessee shall protect from damage all the heating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories hereof within the Premises and keep same free from all obstructions that might prevent their free working and give to the Lessor prompt written notice of any accident to or defects in same or any of their accessories. Any damage resulting from misuse or failure to protect same shall be the sole responsibility of the Lessee except if caused by negligence of Lessor, its agents, employees, invitees or licensees.

          7.6 Lessee acknowledges that prior to the Commencement Date of this Lease, Lessee was the owner-occupant of the Premises. Accordingly, all terms and conditions of this Article 7 and Article 8 below shall apply to the entire period of Lessee's use and occupancy of the Premises, dating back to and including its original occupancy as owner-occupant.

8.     COMPLIANCE WITH LAW:

          8.1 Lessee, at Lessee's sole cost and expense, shall promptly comply with all present and future laws, ordinances and regulations of all State, Federal, Municipal and local governments, departments, commissions and boards, and any direction of any public officer pursuant thereto, which shall impose any violation, order or duty upon the Lessor or Lessee with respect to the Premises arising out of the Lessee's use or occupancy thereto. Lessee may, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness, and provided such appeal shall not subject Lessor to prosecution for a criminal offense or constitute a default under any Lease or mortgage under which Lessor may be obligated, or cause the Premises or any part thereof to be condemned or vacated. Lessee shall not do or permit any act or thing to be done or to the Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Lessor. Lessee shall neither use nor permit the use of the Premises in any manner that will tend to create waste, nuisance or damage to the property or Premises.

          8.2 If at any time during the original term or any renewal or extension of this Lease, Lessor shall reasonably believe that Lessee's operation violates ECRA or any other environmental law or regulation, Federal or State, including the planned closing, termination or transferring of the operation at, or ownership of, the Leased Premises, upon sixty (60) days written notice or the earliest time any applicable law, rules or regulations may require, Lessee shall submit to Lessor either (1) a Negative Declaration approved by the New Jersey Department of Environmental Protection, or (2) a Cleanup Plan and a surety bond or other financial security guaranteeing performance of the Cleanup Plan, meeting the requirements of the New Jersey Department of Environmental Protection or (3) comply with the requirements of any applicable environmental law including proof of compliance by Lessee or non-applicability of, the underground storage tank requirements of (i) the Federal Waste Disposal Act, as amended by the Solid Waste Amendment of 1984 and (ii) any other applicable law enacted by the State of New Jersey and any, regulations, that may be adopted thereunder. A breach of this covenant shall be deemed a default under the Lease, and Lessor shall have the right to terminate the Lease upon the happening of such event.

9.     CONDITIONS OF PREMISES:

          9.1 Lessee hereby accepts the Premises, "As Is," subject to all applicable zoning, municipal, county and state laws, ordinances, covenants of record, and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representations or warranty as to the condition or state of repair of the Premises or the suitability of the Premises for the conduct of Lessee's business.

10.     MAINTENANCE, REPAIRS, ALTERATIONS AND EXISTING AGREEMENTS:

           10.1 Maintenance, repairs and alterations:

                Lessee for and during the Term at Lessee's sole cost and expense, assumes all responsibility and obligation for the physical condition and maintenance of the Demised Premises and its sidewalks, curbs, grounds, parking area and utilities and shall keep the same in good order and first class condition free of accumulation of dirt, rubbish, snow and ice, and shall maintain and make all necessary repairs thereto, interior and exterior, structural and non-structural. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Lessee shall be equal in quality to the original work. The lawns, shrubs and other vegetation will be maintained and, when required, replaced or renewed. Lessee shall obtain a roof maintenance contract and a maintenance contract for the heating, ventilation and air conditioning systems in the building. Such contract shall provide for annual maintenance of the roof and the HVAC systems, and copies of the maintenance agreements shall be submitted to Lessor, together with an annual report of the maintenance company as to the condition and repairs made to the roof and the systems. In the event the Tenant shall fail to maintain the Premises as aforesaid, the Lessor may serve notice upon the Lessee to correct same and if the Lessee shall fail to do so within thirty (30) days (or such shorter time as shall be deemed necessary in an emergency situation) after notice, the Lessor is authorized to take whatever action the Lessor deems reasonably necessary to maintain the Demised Premises, all at the expense of the Lessee. The Lessee shall under no circumstances, paint the outside of the exterior walls without first obtaining Lessor's written consent. Upon surrender, if Lessee shall violate this undertaking, then, Lessee shall cause any such painting to be removed and the finish restored to its original condition.

           10.2 Existing Agreements:

           Lessee shall be liable for all obligations under all leases and installment purchase agreements for all fixtures in the Premises. Upon the expiration or earlier termination of this lease, Lessee shall pay the entire remaining balance under any such lease agreements and installment purchase agreements. The foregoing shall include any and all such agreements entered into by Lessee prior to the Commencement Date of this Lease.

11.     LESSOR'S RIGHTS:

          11.1 If Lessee fails to perform Lessee's obligation under this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after prior notice (except in the event of an emergency) and put same in good order, condition and repair, and the cost thereof, together with interest thereon at the rate of two (2%) percent above the prime rate of interest then in effect at The Chase Manhattan Bank, N.A., shall become due and payable as additional rental to Lessor.

12.     ALTERATIONS AND ADDITIONS:

          12.1 Lessee shall not, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, make any alterations, improvements, additions, or utility installations in, on, or about the Premises, and, provided further, that any mortgagee does not prohibit such alteration or addition or require written consent prior to such alteration and/or construction. As used in this Paragraph 12.1, the term "utility installation" shall include, but not limited to ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning equipment and plumbing. Lessor may require that the Lessee remove any or all of said alterations, improvements, additions or utility installations at the expiration of the Term and to restore the Premises to their prior condition, ordinary wear and tear excepted. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond or equivalent undertaking in the amount of the estimated cost of such improvements to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work, or in Lessor's reasonable judgment, a waiver of lien, or potential lien, from each and every supplier, materialman or sub-contractor. Should Lessee make any alterations, improvements, additions, or utility installations, Lessor may require that Lessee remove any or all of the same. Notwithstanding anything in this Lease to the contrary, non-structural alterations, improvements or additions under Twenty-Five Thousand Dollars ($25,000) shall be permitted without any prior written consent, but with prior notice provided, however, all other provisions of this Lease shall be applicable.

          12.2 Any alterations, improvements, additions or utility installations in or about the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed architectural plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies and the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. Lessor reserves the right to direct such alterations, improvements, additions or utility installations to be removed or remain and Lessor's determination shall be final. Lessor shall have the right to cause any work allowed under Article 12 to be reviewed and inspected by an inspector or architect designated by Lessor, but at the reasonable cost and expense of Lessee. Any alteration or addition that is structural or materially effects the structure shall require the consent of Lessor, which may be withheld.

          12.3 Lessee shall pay, when due, all claims for labor or materials furnished, or alleged to have been furnished, to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than fifteen (15) days notice prior to the commencement of any work on the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, the Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond or equivalent undertaking satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim, or in Lessor's reasonable judgment, a waiver of lien, or potential lien, from each and every supplier, materialman or sub-contractor. In addition, Lessor may require Lessee to pay Lessor's reasonable attorney's fees and costs in participating in such action.

          12.4 Unless Lessor requires their removal as set forth in Paragraph 12.1 or 12.2, or the parties have otherwise agreed, all alterations, improvements, additions and utility installations which may be made on the Premises shall become the property of Lessor and remain upon and surrendered with the Premises at the expiration of the term.

13.     INSURANCE INDEMNITY:

                PROPERTY AND LIABILITY INSURANCE:

                Except where otherwise provided for in this Article:

          13.1 Lessee shall keep all buildings and improvements and all fixtures on, in or appurtenant to the Premises at the commencement of the term hereof and thereafter erected thereon or installed therein, including all alterations, rebuildings, replacements, changes, additions and improvements, insured against loss or damage by fire, lightning, and if necessary, flood insurance and all other risks included in the standard form of fire insurance policy with a customary All-Risk Extended Coverage Endorsement attached from time to time available, in an amount sufficient to prevent Lessor from becoming a co-insurer, not, however, less than the full replacement value thereof. Lessor and/or mortgagee, as applicable shall be the loss payee of any such policy. There shall also be a standard New York or equivalent mortgage endorsement at the request of any mortgagee.

          13.2 Lessee shall pay, provide and keep in force Comprehensive General Liability Insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, and on, in or about the adjoining streets, property and passageways arising out of the ownership, operation and control of the Premises, including, but not limited to contractual liability in connection with the indemnification of Lessor herein, and in connection with any liability of Lessor to Lessee's employees or other persons, in total limits of not less than $3,000,000.00 in respect to bodily injury or death to any one person, and $5,000,000.00 in respect to any one occurrence, accident or disaster and property damage with limit of not less than $3,000,000.00 or such other amounts as may from time to time be reasonably required by Lessor, or the holder of the first mortgage. Lessee shall cause Lessor and any mortgagee to be named as an additional named insured on said liability insurance.

          13.3 Lessee shall, at its expense, provide and keep in force for the benefit of Lessor and Lessee, rent insurance in an amount at least equal to the then annual Base Rent payable hereunder, plus one (1) year's real estate taxes, water, all insurance costs for the period, sewer and assessment charges, and the cost of the annual premiums required to be paid for the coverage provided for under this Article.

          13.4 Lessee shall provide, at Lessee's expense, such other insurance and in such amounts as may, from time to time, be reasonably required by Lessor, wherein Lessor is named as an additional named insured, or by the holder of any mortgage to which this Lease is subject, against such other insurable hazards as at the time are normally insured against in cases of Premises similarly situated and similarly used due regard being given to the height and type of building on the Premises, its construction, use and occupancy.

          13.5 All insurance required to be provided by Lessee by the provisions of this Article shall be carried in favor of Lessor, Lessee and Mortgagee, as their respective interests may appear, in such responsible companies and in such form as shall be reasonably satisfactory to Lessor and to the holder of any mortgage to which this Lease is subject and subordinate.

          13.6 In the event either party shall be named as one of the insureds in a policy insuring the property of the other party, said party agrees to endorse promptly, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policies or representing any other payment growing out of or in connection with any such policy, and does hereby irrevocably waive any and all rights in and to such proceeds and payments, so that the party whose property is insured shall be the sole recipient of such proceeds and payments.

          13.7 All policies referred to hereunder, and required to be procured by Lessee, shall be paid for by Lessee and shall be non-assessable and shall require thirty (30) days prior notice by the insurer by registered mail to Lessor and to the holder of any mortgage to which this Lease is subject and subordinated of any cancellation thereof or change therein affecting the coverage thereunder.

          13.8 If Lessee fails to procure the insurance as required hereunder, Lessor reserves the unqualified right at any time, after thirty (30) days notice, to secure any insurance that is required of Lessee at Lessee's expense. On Lessor's written demand, reimbursement shall be made as Additional Rent.

          13.9 Lessee shall procure policies for all said insurance for periods of not less than one (1) year and shall deliver to Lessor such policies in evidence of the payment of premiums thereon and shall procure renewals thereof from time to time, delivering certificates of said renewals to the Lessor at least thirty (30) days before the expiration thereof, together with evidence of payment.

           13.10 All insurance policies required to be maintained under this Lease shall provide for mutual waivers of subrogation, and shall provide that no act or omission of Lessee shall limit the obligation to pay any loss sustained by or payable to Lessor and/or the mortgagee.

           13.11 Lessee will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene insurance policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Lessor from procuring such policies in companies acceptable to Lessor.

           13.12 INSURANCE POLICIES:

                At the inception of this Lease and on each renewal date, insurance required hereunder shall be with Best "A" rated companies satisfactory to Lessor and mortgagee and licensed to do business in the State of New Jersey.

14.     INDEMNITY:

          14.1 Lessee shall indemnify and hold harmless Lessor, his invitees, agents, employees, and assigns from and against any and all claims arising from Lessee's use of the Premises or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify and hold harmless Lessor, his invitees, agents, employees and assigns from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any acts of the Lessee, or any of Lessee's invitees, agents, contractors, or employees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense; provided, however, Lessee shall not be obligated to indemnify Lessor, its employees or assigns, from any liability caused by or resulting from the sole and willful and malicious misconduct or gross negligence of Lessor, its agents or employees.

15.     FIRE OR OTHER CASUALTY:

          15.1 Notice of Casualty, Continuation of Lease, Restoration. In the event of the destruction of all or part of the Improvement by fire or otherwise during the term created hereby:

                (a) Tenant shall immediately notify Landlord in writing thereof.

                (b) Upon receipt of said notice, Landlord shall have its architect make a full and comprehensive report on the damage and ascertain the number of days to complete the repair. Unless such damage can, in the opinion of Landlord's architect, be repaired within one hundred twenty (120) days after its occurrence, at Landlord's option (or if, in the opinion of such architect such damage can not be repaired within one (1) year, then at Tenant's option also) this Lease and the term hereby created shall cease and become null and void and Tenant shall have no further liability hereunder (except for Tenant's obligation to comply with ECRA) from the date of such damage or destruction, and Tenant shall then immediately surrender the Demised Premises and all interest therein to Landlord, and Tenant shall pay rent within said term only to the time of such damage or destruction.

                (c) If, however, this Lease shall not be terminated pursuant to (b) above, then Tenant shall repair or rebuild the Demised Premises with all reasonable speed, and this Lease shall continue in full force and effect, but there shall be an abatement of rent to the extent of insurance payments received from rent insurance. In making such repairs, the Tenant shall comply with all reasonable requirements of any mortgagee holding a mortgage on the Premises.

          15.2 Insurance Proceeds up to $10,000.00. The net insurance proceeds amounting to Ten Thousand 00/100 ($10,000.00) Dollars or less payable to Tenant shall be held in trust by Tenant for the purpose of promptly repairing, restoring or rebuilding that portion of the Demised Premises so that the Demised Premises will be as nearly as practicable in the condition they were immediately prior to the occurrence of such damage or destruction.

          15.3 Insurance Proceeds above $10,000.00. The net insurance proceeds amounting to more than Ten Thousand 00/100 ($10,000.00) Dollars shall be held in trust by a trustee satisfactory to the first mortgagee for application to the repair, restoration and rebuilding of the Demised Premises. If the insurance proceeds are insufficient to cover the cost of restoration, repair and rebuilding, Tenant agrees to pay whatever additional sums are necessary to complete such restoration, repair and rebuilding.

16.     TERMINATION DUE TO DAMAGE OR DESTRUCTION:

           16.1 TERMINATION - ADVANCE PAYMENTS:

                Upon termination of this Lease an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor.

17.     IMPOSITIONS:

           17.1 IMPOSITIONS:

                Lessee shall, throughout the Term, pay directly to the appropriate taxing authorities, at least fifteen (15) days before the same shall become due and payable, without interest or penalty, all water and sewer rents, connection fees, rates and charges, licenses and permit fees, real estate taxes and assessments levied, assessed, confirmed, imposed upon or against the Demised Premises or any part thereof, including those presently in effect as well as those which may be enacted in the future (collectively the "Impositions"). Lessee shall forthwith forward copies of all receipted bills, statements or cancelled checks therefor to Lessor evidencing the payment thereof.

           17.2 OTHER TAXES ARISING OUT OF LESSEE'S USE AND OCCUPANCY:

                Except as provided in Section 5.3 above, and Section 17.4 below, Lessee shall pay each and every type of expense in the nature of a tax or charge or assessment for which Lessor is or shall become liable by reason of its estate or interest in the Demised Premises, or any party thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Lessor or Lessee by reason of the use, occupancy or any other activity by the Lessee in connection with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Lessor or payable to Lessee from any sublessee in connection with the Demised Premises or any part thereof. Lessee shall forthwith forward copies of receipted bills, statements or cancelled checks therefor to Lessor evidencing the payment thereof.

           17.3 PAYMENT OF BILLS:

                In the event that the bills or statements issued by the appropriate taxing authorities in respect of any Imposition or tax required to be paid by Lessee pursuant to Article 17.1 and 17.2 shall be forwarded directly to Landlord, Landlord shall promptly forward the same to Lessee, and Lessee shall pay the same before expiration of the time period set forth above or within ten (10) days after receipt of such bill or statement, whichever is later. If Lessor or any mortgagee requires Impositions to be paid on a monthly basis and/or requires a tax escrow, Lessee shall pay the Imposition, together with any escrow.

           17.4 CERTAIN TAXES NOT PAYABLE BY TENANT:

                Lessee shall not be required to pay any of the following taxes or governmental Impositions or tax which shall be levied or imposed against Lessor by any governmental authority:

                     (i) Any estate inheritance, devolution, succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Demised Premises.

                     (ii) Any income tax levied upon or against the profits of the Lessor from all sources provided, however, that if any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that any new tax, assessment, levy, imposition or charge, shall be measured by or be based in whole or in part upon the Demised Premises or the income thereof and shall be imposed upon Lessor then all such taxes, assessments, levies, imposition or charges to the extent that they are so measured or based, shall be deemed to be an Imposition for the purpose hereof, to the extent that such Imposition would be payable if the Demised Premises were the only property of Landlord subject to such Imposition and Lessee shall pay and discharge the same as herein provided in respect of the payment of any Imposition.

           17.5 LESSEE'S RIGHT TO CONTEST:

                Lessee may contest any Imposition by diligently conducting proceedings in which event, upon Lessee's request and if permitted by law, Lessee may postpone payment of such Imposition during such contest if:

                (a) Such postponement would not constitute a default under any Lessor's mortgage;

                (b) Lessor's interest in the Demised Premises would not be endangered thereby; and

                (c) Lessee deposits with Lessor the amount so contested unpaid, and annually thereafter adds to such deposit such accrued interest and penalties as Lessor reasonably estimates might be assessed against the Demised Premises in such proceeding.

                Upon the termination of such proceeding, Lessee shall pay the amount of such Imposition (as finally therein determined) remaining unpaid and all interest and penalties relating thereto or, upon Lessee's request; Lessor shall pay such amount to the extent of the funds so deposited. Upon payment in full of such amount, interest and penalties (whether by Lessor or Lessee), Lessor shall return any then balance of the amount so deposited. If, during such proceeding, Lessor deems the amount so deposited insufficient, Lessee shall upon Lessor's demand deposit such additional funds as Lessor reasonably requests. If Lessee fails to deposit such additional funds, the funds theretofore deposited may be applied by Lessor to the payment of such Imposition, interest and penalties and any balance shall be returned to Lessee. Lessor shall, if required through such proceedings and requested by Lessee, join in such proceedings, cooperate with Lessee and execute requisite documents, provided Lessee pays Lessor's resultant expenses.

18.     SUBLETTING/ASSIGNMENT:

           18.1 SUBLETTING/ASSIGNMENT:

                     (a) Lessee may not assign nor sublet all or any portion of the Premises, without the prior written consent of the Lessor. In the event the Lessee requests the Lessor's consent to an assignment or subletting of 50% or more of the rentable space in the Premises, the Lessor reserves the right to terminate this Lease, and take back the Premises and release the Lessee from further obligation to perform under the terms and conditions of this Lease. As to any proposed subtenant or assignee, Lessee shall supply information as shall be reasonably required by Lessor. Lessor shall notify Lessee in writing, within thirty (30) days after receipt of Lessee's request, of its decision (i) to approve such assignment or subletting, or (ii) to disapprove such assignment or subletting, or (iii) if applicable, to terminate the Lease. If Lessor elects to terminate, Lessee shall have the right, within five (5) days after receipt of Lessor's election to terminate, to withdraw its request to assign or sublet in which event this Lease shall continue as if the request to sublet or assign had never been made. If the Lessor consents to any assignment or subletting, the subtenant must conform to all the terms, covenants and conditions of this Lease. Any agreement as to assignment or sublet shall be in a form acceptable to Lessor. Both the Lessee and any approved subtenant must warrant that the subtenant meets all applicable federal, state and local rules, laws, ordinances and codes, and that the use and occupancy of the subtenant is permissible under municipal zoning regulations and that a Certificate of Occupancy will be obtained for the proposed use prior to entry and possession by such subtenant. Notwithstanding such subletting or assignment, the Lessee in this Lease shall remain directly and primarily liable for performance of the terms and conditions of this Lease, and the Lessor shall have the right to require and demand that the Lessee pay and perform the terms of this Lease. Any surplus monies made above the Lease on a sublease or assignment basis shall be divided fifty (50%) percent to the Lessor and fifty (50%) percent to Lessee. Lessor's share of said surplus above the Lessee's current rent will be paid each and every month as Additional Rent if and when a sublease or assignment occurs. Surplus shall be deemed to be the excess of the Base Rent received by the Lessee from its sublessees or assignees over the Base Rent paid by the Lessee hereunder.

                     (b) Lessor's consent to any such sublet or assignment under (a) above shall not be unreasonably withheld. Under this Section, a reasonable basis for withholding consent shall include, without limitation, the financial worth and stability of the proposed sublessee or assignee, and anything which in Lessor's judgment may materially increase the risk of fire, explosion, increased governmental regulation, added insurance premiums or environmental contamination.

                     (c) Notwithstanding the provision of 18.1(a) and (b) above, in the event that Lessee's parent corporation, Pharmacontrol Corp., shall sell, transfer, or otherwise dispose of a majority of the shares of the common stock of Lessee, or sell all or substantially all of its assets, such event shall not be deemed an assignment of the Lease and Pharmacontrol Corp., as guarantor of this Lease, shall be released from all of its obligations hereunder if the successor owner of Lessee (the "Successor Company"), is, in the reasonable estimation of Lessor, at least as financially responsible as Pharmacontrol as evidenced by such financial information as delivered to Lessor by the Successor Company or Pharmacontrol Corp. as may be requested by Lessor. Upon such approval of Lessor of such assignment, and upon execution of the attached Guaranty by the Successor Company, Lessor shall deliver to Pharmacontrol Corp. a release in form and substance satisfactory to Pharmacontrol Corp. except that in no event shall Pharmacontrol Corp. be released from any of Lessee's obligations to comply with environmental laws, including, without limitation, ECRA.

           18.2 NO RELEASE OF TENANT:

                Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may, upon notice to Lessee, consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee without notifying Lessee or any successor of Lessee and without obtaining its or their consent thereto, and such action shall not relieve Lessee of liability under this Lease.

           18.3 EXPENSES/CHARGES:

                In the event Lessee shall assign or sublet the Premises, upon receipt of Lessor's consent, the Lessee shall pay all reasonable costs and expenses incurred by Lessor including Lessor's reasonable attorney's fees incurred in connection therewith.

19.     CONDEMNATION:

          19.1 If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose under any statute or by right of eminent domain, or by private purchase by the government, in lieu thereof, then in that event the term of this Lease shall cease and terminate and Lessee shall have no further liability hereunder from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for a period thereafter shall be refunded. In the event a portion of the Premises shall be so taken, this Lease shall continue and Landlord may elect (i) to repair and restore, at its own expense, the portion not taken, or (ii) not to repair and restore in which event the rent shall be reduced proportionately to the portion of the Premises taken. If the portion of the Premises so taken substantially impairs the usefulness of the Premises for the permitted use, and Landlord elects not to repair, either party may terminate this Lease on the date when Lessee is required to yield possession. Lessee shall not be entitled to any portion of the award for the fee or leasehold or any element thereof, and the entire award shall belong to Lessor, provided, however, Lessee may apply for reimbursement from the condemning authority for moving expenses, loss of good will, movable trade fixtures, and equipment.

20.     DEFAULTS - REMEDIES:

           20.1 DEFAULTS:

                The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee (hereinafter called "Event of Default"):

                     (a) The abandonment of the Premises by Lessee for more than, thirty (30) consecutive days;

                     (b) The failure by Lessee to make any payment of rent required to be made by Lessee hereunder as and when due, where such failure shall continue for a period of ten (10) days, without notice as to the payment of "Base Rent", or ten (10) business days as to Additional Rent or any other payment after written notice;

                     (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice, provided however, in the event that such failure by Lessee relates solely to a matter which cannot reasonably be cured within thirty (30) days, Lessee shall be afforded an additional reasonable time, in no event to exceed thirty (30) days, in which to effect such cure provided that Lessee diligently attempts to cure same;

                     (d) The occurrence of (i) the making by Lessee of any general assignment or general arrangement for the benefit of creditors;

                          (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Lessee the same is dismissed within sixty (60) days);

                          (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where possession is not restored to Lessee within thirty (30) days; or

                          (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where same is not discharged within thirty (30) days; and

                (e) As may be otherwise specifically provided in this Lease.

           20.2 REMEDIES:

           20.2.1 If any such Event of Default shall occur, this Lease and the Term hereof, as well as all of the right, title and interest of Tenant hereunder, shall expire in the same manner and with the same force and effect, except as to Tenant's liability, as if the expiration of the time fixed in such notice of termination were the end of the Term herein originally provided.

           20.2.2 After expiration of the applicable period of notice specified herein, or without notice in the event of any emergency, Landlord at its option, may, but shall not be obligated to, make any payment required of Tenant herein or comply with any agreement, of Term, covenant or condition required hereby to be performed by Tenant and the amount so paid, together with interest thereon at the prime rate, as determined by The Chase Manhattan Bank N.A., per annum, shall be deemed to be Additional Rent hereunder payable by Tenant and collectible as such by Landlord with the next succeeding monthly installment of Basic Rent. Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any Event of Default and to remain therein until the same shall have been corrected or remedied, but neither any such expenditure nor any such performance by Landlord shall be deemed to waive or release Tenant's default or the right of Landlord to take such action as may be otherwise permissible hereunder in the case of any Event of Default.

           20.2.3 In the event of cancellation or termination of this Lease either by operation of law, by issuance of a dispossessory warrant, by service of notice of cancellation or termination as herein provided, except as otherwise provided herein, or the Event of Default as referred to herein, Landlord may re-enter and repossess the Premises, using such force for that purpose as may be necessary without being liable to prosecution therefor, and Tenant shall nevertheless remain and continue liable to Landlord in a sum equal to all Basic and Additional Rent and other charges payable hereunder for the remainder of the Term herein originally, including reasonable attorney's fees incurred in the enforcement of Article 20.2. If Landlord shall so reenter, Landlord may repair and alter the Premises in such manner as to Landlord may seem necessary or advisable, and/or let or relet the Premises or any parts thereof for the whole or any part of the remainder of the Term herein originally or for a longer period, in Landlord's name and out of any rent collected or received from subtenants or as a result of such letting or reletting, Landlord shall first pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenant including rent concessions for another tenant if necessary to secure said tenant; and if Landlord shall maintain and operate the Premises; and third, pay to itself any balance remaining on account of the liability of Tenant to Landlord for the sum equal to all Basic and Additional Rent and other charges payable hereunder and unpaid by Tenant for the remainder of the Term herein originally provided. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder.

           20.2.4 Should any rent collected by Landlord as provided above after the payments therein mentioned be insufficient to fully pay to Landlord a sum equal to all Basic Rent and Additional Rent reserved herein and other charges payable hereunder for the remainder of the term herein originally, the balance or deficiency shall be paid by Tenant; and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to all such Basic and Additional Rent and other charges payable hereunder, as if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other cancellation or termination hereof, and Landlord shall be entitled to retain any surplus; and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such dispossessory warrant or other cancellation or termination hereof.

           20.2.5 In any of the circumstances mentioned above in which Landlord shall have the right to hold Tenant liable, Landlord shall have the right of holding Tenant so liable, forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due hereunder an aggregate sum which, at the time of the termination of this Lease or of the recovery of possession of the Premises by Landlord, as the case may be, represents the aggregate of the Basic Rent and Additional Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the Term less any rentals actually received by Landlord.

           20.2.6 Suit or suits for the recovery of the deficiency or damages referred to above or for any installment or installments of Basic Rent and Additional Rent hereunder, or for a sum equal to any such installment or installments may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease contained shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant or no such cancellation or termination.

           20.2.7 Tenant hereby expressly waives service of any notice of intention to re-enter. Tenant hereby waives any and all rights to recover or to regain possession of the Premises or to reinstate or to redeem this Lease or other right of redemption as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

           20.3 CONTINUING COVENANTS:

                Notwithstanding any other covenant in this Lease to the contrary, in Article 20.2, if this Lease shall be cancelled and terminated as provided, or if there shall be any breach of this Lease, Tenant covenants and agrees:

                (a) That the Premises shall be then in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof; and

                (b) That Tenant, on or before the occurrence of any such event shall perform any covenant contained in this Lease for the making of any Improvement, alteration or betterment to the Premises, or for restoring any part thereof.

           20.4 INDEPENDENT COVENANT:

                Each and every covenant contained in Articles 20.2 and 20.3 hereinabove shall be deemed separate and independent and not dependent upon other provisions of this Lease, and the performance of any such covenant shall not be considered to be rent or other payment for the use of the Premises. The damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this Lease.

           20.5 REMEDIES NOT EXCLUSIVE:

           20.5.1 Nothing contained in Articles 20.2 and 20.3 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

           20.5.2 In the event of a breach or a threatened breach by Tenant of any of the agreements, terms, covenants or conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided.

           20.5.3 The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the other herein or by law or in equity provided. In particular, nothing herein shall be deemed to require Lessor to give any notice prior to the commencement of a summary proceeding for non-payment of Base Rent or Additional Rent or a plenary action for the recovery of Base Rent or Additional Rent.

           20.5.4 No receipt of monies by Lessor from Lessee, after the cancellation or termination hereof in any lawful manner shall reinstate, continue or extend the term, or affect any notice theretofore given to Lessee or operate as a waiver of the right of Lessor to enforce the payment of Basic Rent and Additional Rent then due or thereafter falling due, or operate as a waiver of the right of Lessor to recover possession of the Demised Premises by proper suit, action, proceeding or other remedy; it being agreed that after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Demised Premises, Lessor may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all monies so collected shall be deemed to be payment on account of the use and occupancy of the Demised Premises, or at the election of Lessor, on account of Lessee's liability hereunder.

           20.5.5 The failure of Lessor or Lessee to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that Lessor or Lessee may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

21.     DEFAULT BY LANDLORD:

          21.1 Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Lessor shall breach any of the provisions of this Lease, Lessor's liability shall in no event exceed Lessor's equity interest in the Premises as of the date of Lessor's breach; and Lessee expressly agrees that any judgment of award which it may obtain against Lessor shall be recoverable and satisfied solely out of the right, title and interest of the Lessor in and to the Premises, and that Lessee shall have no rights of lien or levy against any other property of the Lessor, nor shall any other property or assets of the Lessor be subject to levy, execution or other enforcement proceedings for collection of any such sums or satisfaction of any such judgment or award.

22.     GENERAL PROVISIONS:

           22.1 ESTOPPEL CERTIFICATE:

           22.1.1 At any time upon not less than ten (10) days prior written notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Basic Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Tenant's knowledge, any uncured defaults, if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Any such Estoppel Certificate may contain such other requirements as may be required by any mortgagee.

           22.1.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; and (iii) that not more than one month's Basic Rent has been paid in advance; or such failure may be considered by Landlord as a default by Tenant under this Lease.

           22.1.3 If Landlord desires to finance or refinance the Premises or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial information as may be reasonably required by such lender.

           22.1.4 The form of Estoppel Certificate to be executed shall be in the form provided by Landlord, or as otherwise required by any mortgagee.

23.     LESSOR'S LIABILITY:

          23.1 The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title, and in the event of any transfer of such title or interest, Lessor herein named (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the grantor at the time of such transfer in which Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns only during their respective periods of ownership. In all events, the liability of Lessor shall be limited to Lessor's equity in the "Premises" and in no other property.

24.     SEVERABILITY:

          24.1 The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

25.     GENERAL PROVISIONS:

          25.1 This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed on behalf of Lessee and Lessor by their respective officers, at the time of the modification.

           25.2 NOTICES:

                Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, overnight mail service or certified mail, return receipt requested, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor as follows:

                 TO LANDLORD:                Cityscapes Development Corporation
                                             400 Plaza Drive
                                             Secaucus, New Jersey 07096
                 Attn:                       Albert I. Berger

                 cc:                         Rubin, Rubin & Malgran, Esqs.
                                             501 Hoes Lane
                                             Piscataway, New Jersey 08854
                 Attn:                       Richard H. Kaplan, Esq.

                 TO LESSEE:                  Private Formulations, Inc.
                                             460 Plainfield Avenue
                                             Edison, New Jersey 08818
                 Attn:                       President

                 cc:                         Hill, Betts & Nash
                                             One World Trade Center
                                             Suite 5215
                                             New York, New York 10048
                 Attn:                       Felice F. Mischel, Esq.

           25.3 WAIVER:

                No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of any rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than the failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of any such rent.

           25.4 COVENANTS AND CONDITIONS:

                Each Provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

           25.5 BINDING EFFECT - CHOICE OF LAW:

                Subject to any provisions hereof restricting assignment on subletting by Tenant and subject to the provisions of Article 25, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of New Jersey.

           25.6 SUBORDINATION:

           25.6.1 This Lease and any option, if any, or any other rights of Lessee, shall be subject and subordinate to any mortgage which at any time may be on or be placed upon the Premises by the Lessor, its successors or assigns and to any replacements, renewals or extensions thereof or to any other rights or options that may be contained in this Lease, or as modified or amended. The Lessee agrees at any time hereafter to execute and deliver, without cost, any instruments or other documents that may be required for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, or to modify this Lease, provided any modification shall not increase Lessee's financial obligations to Lessor. A refusal to execute such instruments, subject to 25.6.3 below, shall entitle the Landlord, its successors and assigns, to the option of cancelling this Lease without incurring any expense in so doing, and the Term hereby granted is expressly limited accordingly.

           25.6.2 Subject to 25.6.3 below, Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground Lease, as the case may be.

           25.6.3 Lessee acknowledges that the continued and undisturbed possession of the Premises by Lessee is of critical importance to the business of Lessee. Lessor agrees that each and all of any mortgages placed on the Premises or any part thereof by Lessor shall contain a provision in form and substance reasonable satisfactory to such mortgagee and Lessee, to the effect that so long as Lessee is not in default under the Lease or any renewals thereof, and provided that Lessee attorns to such mortgagee, no foreclosure of the lien of such mortgage or mortgages, shall divest, impair, modify, abrogate or otherwise adversely affect Lessee's right of possession of the Premises in accordance with the terms hereof.

           25.7 ATTORNEY'S FEES:

                Landlord brings a meritorious action to enforce the terms hereto, Landlord shall be entitled to its reasonable attorney's fees.

           25.8 LANDLORD'S ACCESS:

           25.8.1 Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times and on notice (except in the event of an emergency), for the purposes of inspecting the same, showing the same to prospective purchasers, lenders or Lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. In exercising its right of entry, Lessor shall use reasonable care to not interfere with the business operation of Lessee within the Demised Premises. Lessor may, during the last year of the Term, place on or about the Premises any ordinary "For Sale" signs, and Lessor may, at any time during the last year of the Term hereof, place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability of Lessee.

           25.8.2 Lessee shall permit Lessor or its agent to enter the Demised Premises on not less than twenty-four (24) hours prior notice, (except in the event of an emergency), and during reasonable hours for the purpose of inspection, or of making repairs that Lessee may neglect or refuse to make in accordance with the agreements, terms, covenants and conditions hereof, and also for the purpose of showing the Demised Premises to persons wishing to purchase the same or to make a mortgage loan on the same, and, at any time within one (1) year prior to the expiration of the Term, to persons wishing to rent the same.

           25.8.3 If during an emergency Lessee is not present to open or permit entry into the Premises, Lessor or Lessor's agents may enter the same whenever such entry may be necessary or permissible, with a master key or forcibly, provided reasonable care is exercised to safeguard Lessee's property. Such entry shall not render Lessor or its agents liable therefor, nor in any event shall the obligations of Lessee under this Lease be excused. If during the last month of the Lease term the Lessee shall have removed all or substantially all of the Lessee's property from the Premises, the Lessor may immediately enter, alter, renovate, or redecorate the Leased Premises without limitation or abatement of rent or incurring liability to the Lessee for any compensation and such acts shall have no affect on this Lease or Lessee's obligations hereunder.

           25.9 SURRENDER AND HOLDING OVER:

           25.9.1 On the last day or sooner termination of the Lease, Lessee shall quit and surrender the Demised Premises broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or trade fixtures put in at the sole expense of the Lessee provided; however, that Lessee shall ascertain from Lessor at least thirty (30) days before the end of the Term whether Lessor desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Lessee, and if Lessor shall so desire, then Lessee, at its own cost and expense, shall restore the same before the end of the Term. Lessee shall advise the New Jersey Department of Environmental Protection of the termination of Lessee's use of the Premises, and file, with said Department, such information, affidavits, forms, negative declaration or other information as said Department may require and undertake such action or work as dictated by the Department of Environmental Protection pertaining to Lessee's use and occupancy of the Premises and as it relates to a "Clean Up Plan" for the removal of hazardous substances and wastes that remain on the Premises demised. Lessee agrees upon termination of the Lease, the air-conditioning, cooling systems, heating equipment and plumbing and electrical systems shall be in good, operable condition. All light fixtures and bulbs shall be operable, cleaned and in good working order, the rugs dry cleaned, and the warehouse floor washed. If the Demised Premises is not surrendered as and when aforesaid, Lessee shall indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Lessee's obligations under this section shall survive the expiration or sooner termination of the Term. In the event Lessee, prior to termination of the Lease, fails to comply with the Rules and Regulations of the Department of Environmental Protection of the State of New Jersey or other applicable Federal agencies having jurisdiction over the storage or use of hazardous substances then, Lessee, at the option of the Lessor, shall be deemed to be occupying the Demised Premises as a mere licensee.

           25.9.2 Lessee shall have no right to hold over at expiration of Lease Term or any extension thereof. If Lessee remains in possession, Lessee's status shall be that of a mere licensee and Lessee shall be subject to damages that Lessor might suffer arising out of Lessee's continued occupancy of the Premises. Damages shall be the greater of (i) two (2) times the per diem rental of the month immediately prior to the end of the Term plus costs, expenses and fees incurred by Lessor in causing Lessee to vacate said Premises, and as may be allowed by law; or (ii) one hundred fifty (150%) percent of the fair market value to Lease the Premises; and in addition thereto, statutory penalties and all other damages which Lessor shall suffer by reason of Lessee holding over in violation of the terms and provisions of this Lease, including all reasonable claims for damages made by any succeeding Lessee or purchaser of the Premises against Lessor in which may be founded upon delay by Lessor in giving possession of the Premises to such succeeding Lessee or purchaser, to the extent that such damages are occasioned by holding over of Lessee.

           25.10 CORPORATE AUTHORITY:

                If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation, in accordance with its terms. If Lessee is a corporation, Lessee shall within a reasonable time after execution of the Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

           25.11 QUIET POSSESSION:

                Upon Lessee paying the Basic and Additional Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall at all times during the Term of this Lease have quiet possession of the Premises.

           25.12 RESERVATION OF RIGHTS:

           25.12.1 Lessor reserves the right to grant an easement, or easements, or place covenants on the Premises, provided said easement, or easements, or covenant does not materially interfere with Lessee's then use of the Premises; If Lessor exercises its right herein, then Lessee shall be notified in writing.

           25.13 NO RENT ABATEMENT:

                Except as otherwise provided in this Lease, or agreed to in writing by the parties, no abatement, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Lessee or any persons claiming under it under any circumstances, whether for inconvenience, discomfort, interruption of business or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any buildings now or which may hereafter be erected upon the Premises by virtue of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations, or by virtue of or arising from and during the restoration of the Demised Premises after the destruction or damage thereof by fire, or arising from any other cause or reason, unless and until this Lease is terminated as provided by this Lease. Lessee shall at all times hereunder continue the payment of all rents when due until the date of termination of this Lease is fixed as provided for hereunder, in the event of a taking, or fixed by agreement of the parties.

           25.14 LESSEE OBLIGATIONS - INDEPENDENT:

                All obligations of Lessee are independent of any obligations or rights claimed or alleged due from Lessor. All of such rights, duties and obligations are independent covenants and not subject to any rights of set-off, waiver, compromise, or defense.

           25.15 EXEMPTION OF LANDLORD FROM LIABILITY:

                Lessee hereby agrees that, except for anything resulting directly from the wilful misconduct or recklessness of Lessor, in no event shall Lessor be liable for injury to Lessee's business or any business interruption, loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury or death to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures or from any other causes, whether the said damage, injury or death results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Lessee.

           25.16 LATE CHARGES:

                Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within three (3) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to three and one half (3.5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for five (5) consecutive installments of rent, then upon Lessor's notice to Lessee, rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary.

26.     UTILITIES AND SERVICES:

                Lessee shall pay for all oil, water, gas, heat, light, power, telephone and all other utilities and services supplied to the Premises, together with any taxes thereon. Lessor shall, except in the event of Lessor's willful misconduct, incur no liability whatsoever and it shall not constitute a termination of this Lease or eviction (constructive or otherwise) hereunder should any utility become unavailable from any public utility company, public authority or any other person, firm or corporation, including Lessor, supplying such utility in the event no other Article of this Lease is applicable. In the event of a permanent unavailability of utility services, and where no viable alternatives are available, resulting in disruption and interruption of Lessee's operation and causing the Demised Premises to be untenantable, either party shall have a right to terminate this Lease on thirty (30) days notice.

27.     ENTIRE AGREEMENT - NO REPRESENTATIONS:

                This Lease sets forth all the covenants, agreements, conditions and understandings between Landlord and Tenant. There are no oral agreements or understandings between the parties hereto affecting this Lease. This Lease may not be amended, modified or changed in whole or in part unless both parties execute an agreement in writing to such effect. Notwithstanding any execution of this Lease by Tenant, this Agreement shall be of no force and effect nor any rights vested in Tenant until this Lease has been accepted and executed by Landlord and a copy delivered to Tenant. This Lease supersedes and cancels any and all previous negotiations, arrangements or agreements, if any, between the parties.

28.     BROKER:

                Neither party had dealt with or agreed with any other person or entity to a commission or finders fee arising out of this Lease except Helmsley Spear, Inc. and A&F Realty. Lessor shall pay such brokers in accordance with a separate agreement. Each party agrees to indemnify and hold the other harmless and free of any liability, including reasonable attorney's fees arising out of breach of this indemnification. Lessor shall indemnify Lessee from and against claims by either of the above specified brokers relating to this Lease.

29.     MISCELLANEOUS:

          29.1 The headings of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

          29.2 This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. The parties hereto hereby consent to jurisdiction of the courts of the State of New Jersey over any disputes under this Lease.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals, or caused these present to be signed by the proper corporate officers and the proper seal affixed the day and year first above written, same having been executed at the place and on the dates specified immediately adjacent to their respective signatures.

WITNESS:	LANDLORD: 460 PLAINFIELD AVENUE ASSOCIATES, L.P. By: /s/ Albert I. Berger ALBERT I. BERGER General Partner By: /s/ Joseph Neumann JOSEPH NEUMANN General Partner

ATTEST: /s/ Felice F. Mischel	TENANT: By:

CITYSCAP.LSE
4/4/89
4/27/89
5/2/89

GUARANTY OF LEASE

           WHEREAS, Private Formulations, Inc., with principal offices at 460 Plainfield Avenue, Edison, New Jersey, 08818, is desirous of entering into a Lease hereinafter mentioned, as tenant, and is hereinafter referred to as "Lessee";

          Guarantor has requested 460 Plainfield Avenue Associates, L.P., hereinafter designated as "Lessor", to enter into a Lease with Lessee, as tenant, of the Premises located at 460 Plainfield Avenue, Edison, New Jersey, consisting of approximately 220,000 square feet;

          Lessor has refused to enter into the said Lease unless Guarantor guarantees said Lease in the manner hereinafter set forth,

          NOW, THEREFORE, to induce Lessor to enter into said Lease, which Lease is dated this 4th day of August, 1989, and is being executed simultaneously herewith, the undersigned Pharmacontrol Corp. (hereinafter referred to as "Guarantor") hereby agrees:

           1. (a) Guarantor unconditionally guarantees to the Lessor its successors, assigns, and grantees, the full and punctual performance and observance, by Lessee, of all the terms, covenants and conditions in said Lease contained on Lessee's part to be kept, performed or observed. This Guaranty shall include any liability of Lessee which shall accrue under said Lease for any period preceding as well as any period following the Term in said Lease specified.

                (b) If, at any time, default shall be made by Lessee in the performance or observance of any of the terms, covenants or conditions in said Lease contained on Lessee's part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Lessee.

           2. Any act of Lessor, its successors, assigns or grantees consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time to Lessee, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

           3. The obligations of Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on Lessee's part to be performed or observed; or by any modification of such Lease, but in case of any such modification the liability of Guarantor, shall be deemed modified in accordance with the terms of any such Lease.

           4. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Lessee in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Lessee or the estate of the Lessee in bankruptcy, or of any remedy for the enforcement of Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee, except as otherwise provided in the Lease; (e) any disability or other defense of Lessee, or (f) the cessation from any cause whatsoever of the liability of Lessee.

           5. Until all the covenants and conditions in said Lease on Lessee's part to be performed and observed are fully performed and observed, Guarantor (a) shall have no right of subrogation against Lessee by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Lessee by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to the Lessor under said Lease.

           6. Sums paid or payable from the proceeds of any insurance policy, condemnation award, or as compensation for the change of grade of any thoroughfare, public or private, or by reason of damage or waste to the Premises, shall not be credited against this limitation or liability of the Guarantor.

           7. All terms not otherwise defined herein shall have the meanings set forth in the Lease.

           8. This Guaranty shall apply to the said Lease, any extension or renewal thereof and to any holdover term following the term hereby granted or any extension or renewal thereof.

           9. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Lessor.

           10. This Guaranty shall terminate upon the expiration of the Term of the Lease, following Lessee's vacation of the Premises in accordance with the Lease, and upon Lessee's satisfaction of all of its duties and obligations under the Lease. It shall also terminate upon Lessee's receipt of the release provided for in the last sentence of Paragraph 18.1(c) of the Lease, except for Guarantor's obligations to comply with environmental laws, including, without limitation, ECRA.

           IN WITNESS WHEREOF, Guarantor has hereunto set his hands and seals the 4 day of Aug, 1989.

ATTEST: Felice F. Mischel ADDRESS: 461 Palisades Avenue Englewood Cliffs, NJ 07632	GUARANTOR: By: /s/

GUARANTY.LSE
4/4/89
5/2/89

EXHIBIT A

          All      that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Edison, County of Middlesex, State of New Jersey:

BEGINNING at a point distant 355.00 feet on a bearing of North 00 degrees 06 minutes 55 seconds East from the Intersection of the northerly Right of Way of Kilmer Road with the easterly Right of Way line of Kilmer Court and from said point running; thence

1) North 00 degrees 06 minutes 55 seconds East along the easterly right of way line of Kilmer Court 315.00 feet to a point; thence

2) Along a curve bearing to the left having a radius of 130.00 feet an arc distance of 93.78 feet to a point; thence

3) North 29 degrees 55 minutes 39 seconds East 86.42 feet to a point; thence

4) North 87 degrees 52 minutes 10 seconds East 921.06 feet to a point in the westerly line of Plainfield Avenue; thence

5) Along the westerly right of way line of Plainfield Avenue South 10 degrees 16 minutes 20 seconds East 381.10 feet to a point; thence

6) Still along the westerly line of Plainfield Avenue, along a curve to the left, having a radius of 1217 feet, an arc distance of 12.15 feet to a point; thence

7) South 80 degrees 50 minutes 51 seconds West 777.04 feet to a point; thence

8) North 89 degrees 53 minutes 05 seconds West 235.00 feet to the point and place of BEGINNING.

                The above described lands are known as Lot 8-A in Block 3B as shown on the current Official Tax Maps of the Township of Edison and on Map of Kilmer Campus Venture, filed October 21, 1970 as Map No. 3413, File No. 958.

                The above description is drawn in accordance with a survey made by Brunswick Surveying, Inc., dated February 24, 1987.